UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): November 21, 2011

AUTHENTIDATE HOLDING CORP.

(Exact name of registrant as specified in its charter)

COMMISSION FILE NUMBER: 0-20190

DELAWARE	14-1673067
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

Connell Corporate Center

300 Connell Drive, 5th Floor

Berkeley Heights, New Jersey 07922

(Address and zip code of principal executive offices)

(908) 787-1700

(Registrant’s telephone number, including area code

CHECK THE APPROPRIATE BOX BELOW IF THE FORM 8-K FILING IS INTENDED TO SIMULTANEOUSLY SATISFY THE FILING OBLIGATION OF THE REGISTRANT UNDER ANY OF THE FOLLOWING PROVISIONS:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On November 21, 2011, Authentidate Holding Corp. (the “Registrant” or “Authentidate”) entered into a definitive Joint Venture Termination Agreement (the “Agreement”) with EncounterCare Solutions, Inc. (the “Seller”), which provides for the assignment and transfer to the Registrant of all of the membership interests held by Seller in Express MD Solutions LLC (“Express MD”), the joint venture entity established by the Registrant and Seller pursuant to the Joint Venture Agreement between the parties dated as of May 16, 2008 (the “Joint Venture Agreement”). At the closing of the transactions contemplated by the Agreement, the Joint Venture Agreement was terminated, Express MD became a wholly-owned subsidiary of Authentidate and the Seller and an affiliated company of the Seller granted Authentidate a license to use certain of their intellectual property, as described in more detail below. In consideration of the transactions contemplated by the Agreement, the Registrant agreed to pay to the Seller $1,000,000 in cash and deliver to the Seller 1,500,000 shares of restricted common stock of the Registrant. The cash payment is payable as follows: $50,000 was paid prior to the date of the Agreement; $475,000 was paid at the closing; $200,000 shall be paid on or prior to April 1, 2012; and $275,000 shall be paid by on or prior to October 1, 2012. The Registrant will pay the cash consideration to Seller through cash on hand and the shares issued to Seller were issued out of the Registrant’s currently authorized but unissued shares of common stock. The closing occurred on November 21, 2011.

In accordance with the terms of the Agreement, the Registrant, Seller and an affiliated company of Seller entered into an Intellectual Property License and Supply Agreement (the “License Agreement”) and the Registrant and Seller entered into a Registration Rights Agreement (the “Registration Rights Agreement”) at the closing. Pursuant to the License Agreement, the Registrant was granted a worldwide, perpetual, irrevocable, royalty-free, non-exclusive license to use the intellectual property of the Seller and the affiliated company of the Seller to continue to commercialize and develop the remote patient monitoring devices and related software sold by Express MD and to develop improvements and other products based on such intellectual property. Further, pursuant to the License Agreement, Registrant shall supply to Seller, and Seller shall purchase exclusively from the Registrant, such quantities of the Express MD device as is reasonably requested by Seller. The Registration Rights Agreement provides that the Registrant will file a registration statement with the Securities and Exchange Commission within 90 days from the closing to register the resale of the shares of common stock issued at closing. The Agreement also provides that within 90 days immediately prior to the fifth anniversary of the closing date, the Registrant shall assign the trademark “ExpressMD” to the Seller. At that time, the Registrant will have a limited period within which to transition to a new trademark for the Express MD products.

The foregoing summaries of the Agreement, the License Agreement and the Registration Rights Agreement do not purport to be complete and are qualified in their entirety by reference to the full text of such agreements, which are filed herewith as Exhibits 2.1, 10.1 and 10.2, respectively, and incorporated herein by reference.

Item 1.02	Termination of a Material Definitive Agreement

The information set forth in “Item 1.01. Entry into a Material Definitive Agreement” regarding the termination of the Joint Venture Agreement is incorporated herein by reference.

Item 2.01	Completion of Acquisition or Disposition of Assets

The information set forth in “Item 1.01. Entry into a Material Definitive Agreement” is incorporated herein by reference. The Registrant has determined that it is not required to file any financial statements relating to the assets acquired or pro forma financial information pursuant to Rule 8-04 of Regulation S-X and Item 9.01 (a) or (b) of Form 8-K.

Item 3.02	Unregistered Sales of Equity Securities

The information set forth in “Item 1.01. Entry into a Material Definitive Agreement” regarding the issuance of shares of the Registrant’s common stock pursuant to the Agreement is incorporated herein by reference. The shares of common stock of the Registrant to be issued pursuant to the Agreement will be offered and sold without registration under the Securities Act of 1933, as amended, in reliance on the exemptions provided by Section 4(2) of the Securities Act and in reliance on similar exemptions under applicable state laws. Such securities may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

Item 8.01	Other Events.

On November 28, 2011, the Registrant issued a press release announcing the transactions described in Item 1.01 of this Current Report on Form 8-K. Such press release is filed as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

2.1	Joint Venture Termination Agreement dated November 21, 2011

10.1	Intellectual Property License and Supply Agreement dated November 21, 2011

10.2	Registration Rights Agreement dated November 21, 2011

99.1	Press Release of Authentidate Holding Corp. dated November 28, 2011.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

AUTHENTIDATE HOLDING CORP.

	By:	/s/ O’Connell Benjamin
	Name:	O’Connell Benjamin
	Title:	Chief Executive Officer
Date: November 28, 2011

EXHIBIT INDEX

Exhibit No.	Description

2.1	Joint Venture Termination Agreement dated November 21, 2011

10.1	Intellectual Property License and Supply Agreement dated November 21, 2011

10.2	Registration Rights Agreement dated November 21, 2011

99.1	Press Release of Authentidate Holding Corp. dated November 28, 2011.

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